[Letterhead of BDO McCabe Lo Limited]

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Winner Group Limited
Winner Industrial Park, Bulong Road
Longhua, Shenzhen
Guangdong
P.R. China

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 29, 2005, related to the consolidated financial statements of Winner Group Limited which is contained in that Prospectus.

We also consent to the reference to under the caption “Experts” in the Prospectus.

/s/ BDO McCabe Lo Limited BDO McCabe Lo Limited

Hong Kong, December 16, 2005